Exhibit 2.4

PLAN AND AGREEMENT OF TRIANGULAR MERGER

BETWEEN

QUALITY RESOURCE TECHNOLOGIES, INC.,

QRT ACQUISITION COMPANY,

AND

TRQ, INC.

QUALITY RESOURCE TECHNOLOGIES, INC., a Delaware corporation (“Quality Resource Technologies”), QRT ACQUISITION COMPANY, a Delaware corporation (the “Subsidiary”), and TRQ, INC., a Delaware corporation (“TRQ”), hereby agree as follows:

WHEREAS, the Subsidiary is a wholly-owned subsidiary of Quality Resource Technologies; and

WHEREAS, the Subsidiary desires to merge with and into TRQ (the “Merger”), subject to the approval of the TRQ stockholders (the “TRQ Stockholders”); and

WHEREAS, as a result of the Merger, the TRQ Stockholders will receive shares of the common stock of Quality Resource Technologies, $0.01 par value per share (the “Quality Resource Technologies Common Stock”) in exchange for all of their shares of the common stock of TRQ, $0.01 par value per share (the “TRQ Common Stock”);

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

1. Plan Adopted.  A plan of merger whereby the Subsidiary merges with and into TRQ (this “Plan of Merger”), pursuant to the provisions of Section 251, et seq., of the Delaware General Corporation Law, and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, is adopted as follows:

(a) The Subsidiary shall be merged with and into TRQ, to exist and be governed by the laws of the State of Delaware.

(b) TRQ shall be the surviving corporation (the “Surviving Corporation”) and its name shall continue as TRQ, Inc.  The Surviving Corporation will continue to be a wholly-owned subsidiary of Quality Resource Technologies.

(c) When this Plan of Merger shall become effective, the separate existence of the Subsidiary shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and properties of the Subsidiary and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them.  All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger.

(d) The Surviving Corporation will be responsible for the payment of all fees and franchise taxes of the constituent entities payable to the State of Delaware, if any.

(e) The Surviving Corporation will carry on business with the assets of TRQ, as well as the assets of the Subsidiary.

(f) The Surviving Corporation will be responsible for the payment of the fair value of shares, if any, required under the laws of Delaware.

(g) The TRQ Stockholders will surrender all of their shares of the TRQ Common Stock in the manner hereinafter set forth.

(h) In exchange for the shares of the TRQ Common Stock surrendered by the TRQ Stockholders, Quality Resource Technologies will issue and transfer to them on the basis hereinafter set forth, shares of the Quality Resource Technologies Common Stock.

(i) A copy of this Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

(j) The authorized capital stock of the Subsidiary is 200,000,000 shares of common stock, $0.01 par value per share (the “Subsidiary Common Stock”), of which one share is issued and outstanding, and 10,000,000 shares of preferred stock, $0.01 par value per share, none of which are issued or outstanding.

(k) The authorized capital stock of TRQ is 1,000 shares of common stock, no par value per share, of which 100 shares are issued and outstanding held by TRQ Stockholders, who are “accredited investors” as defined in the Securities Act of 1933, as amended (the “Securities Act”).

2. Effective Date.  The effective date of the Merger (the “Effective Date”) shall be the date of the filing of Certificate of Merger for the Subsidiary and TRQ in the State of Delaware.

3. Submission to Stockholders.  This Plan of Merger shall be submitted for approval separately to the TRQ Stockholders and to Quality Resource Technologies, the sole stockholder of the Subsidiary, in the manner provided by the laws of the State of Delaware.

4. Manner of Exchange.  On the Effective Date, the TRQ Stockholders shall surrender their stock certificates representing all of the issued and outstanding shares of the TRQ Common Stock to Quality Resource Technologies in exchange for certificates representing the shares of the Quality Resource Technologies Common Stock to which they are entitled.  In exchange, TRQ shall receive all of the issued and outstanding shares of the Subsidiary’s common Stock held by Quality Resource Technologies.  Following the receipt of the shares of the TRQ Common Stock by TRQ by Quality Resource Technologies, the 100 shares of the TRQ Common Stock shall be cancelled.  The one share of the Subsidiary Common Stock shall remain issued and outstanding.

5. Basis of Exchange.  The TRQ Stockholders currently own 100 shares of the TRQ Common Stock, which shares constitute all of the issued and outstanding shares of the capital stock of TRQ.  As a result of the Merger, the TRQ Stockholders shall be entitled to receive, in exchange for all of their TRQ Common Stock, 13,500,000 shares of the Quality Resource Technologies Common Stock on the basis of 135,000 shares of the Quality Resource Technologies Common Stock for each share of the TRQ Common Stock held by each of the TRQ Stockholders.  Any fractional number of shares to be received shall be rounded up to the nearest whole number.  Following the Effective Date, Quality Resource Technologies shall have 15,000,000 shares of the Quality Resource Technologies Common Stock issued and outstanding, owned as follows: (a) 1,500,000 shares owned by the Quality Resource Technologies Stockholders before the Effective Date, and (b) 13,500,000 shares owned by the TRQ Stockholders.

6. Restricted Shares.  All shares of the Quality Resource Technologies Common Stock to be received by the TRQ Stockholders hereunder shall be restricted in their resale as provided in the Securities Act, and shall contain a legend as required by the Securities Act which shall read as follows:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

The restricted nature of such shares shall not be taken into account or any quoted price of the shares on the Effective Date.  Upon receipt of the Quality Resource Technologies Common Stock, each TRQ Stockholders shall execute a Subscription Agreement in the form attached hereto as Attachment A.  In that regard, the TRQ Stockholders shall acknowledge that Quality Resource Technologies does not have any obligation to register for resale pursuant to the Securities Act, the shares of the Quality Resource Technologies Common Stock to be received by them hereunder.

7. Directors and Officers of the Surviving Corporation.

(a) Following the Merger, the present Board of Directors of TRQ shall serve as the Board of Directors of the Surviving Corporation until the next annual meeting or until such time as their successors have been elected and qualified.

(b) If a vacancy shall exist on the Board of Directors of the Surviving Corporation on the Effective Date, such vacancy may be filled by the Board of Directors of the Surviving Corporation as provided in the Bylaws of the Surviving Corporation.

(c) All persons who, on the Effective Date, are executive or administrative officers of TRQ shall be the officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine.  The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may deem necessary or appropriate.

8. Certificate of Incorporation.  The Certificate of Incorporation of TRQ existing on the Effective Date, a copy of which is attached hereto as Attachment B shall continue in full force as the Certificate of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

9. Bylaws.  The Bylaws of TRQ existing on the Effective Date, a copy of which is attached hereto as Attachment C shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

10. Directors and Officers of Quality Resource Technologies.  On the Effective Date, persons selected by TRQ will be elected to the Board of Directors of Quality Resource Technologies, and immediately thereafter, all of the members of the Quality Resource Technologies Board of Directors serving before the Effective Date shall resign.  Further, on the Effective Date, the Board of Directors will elect a person selected by TRQ as President of Quality Resource Technologies, and all of the other officers of Quality Resource Technologies other than such person selected by TRQ shall resign on the Effective Date.

11. Copies of the Plan of Merger.  A copy of this Plan of Merger is on file at 448 North Cedar Bluff Road, Knoxville, Tennessee 37923, the principal offices of TRQ, and at 6002 Rogerdale Road, Suite 500, Houston, Texas 77072, the principal offices of Quality Resource Technologies and the Subsidiary.  A copy of this Plan of Merger will be furnished to any stockholder of TRQ, Quality Resource Technologies, or the Subsidiary, on written request and without cost.

12. Representations and Warranties of TRQ.  Where a representation contained in this Agreement is qualified by the phrase “to the best knowledge of TRQ” (or words of similar import), such expression means that, after having conducted a due diligence review, TRQ believes the statement to be true, accurate, and complete in all material respects.  Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known.  TRQ represents and warrants to Quality Resource Technologies and the Subsidiary as follows:

(a) Power and Authority.  TRQ has full power and authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively the “Other Agreements”).

(b) Binding Effect.  Upon execution and delivery by TRQ, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of TRQ, enforceable against TRQ in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Effect.  Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by TRQ of its obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Certificate of Incorporation or Bylaws of TRQ or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of TRQ or necessary for the operation of TRQ’s business (the “Business”) following the Merger or any other material contract, commitment, or other obligation to which TRQ is a party, or create or result in the creation of any encumbrance on any of the property of TRQ.  Except as otherwise disclosed to Quality Resource Technologies before the date of this Agreement and disclosed on Schedule 12(c) attached hereto, TRQ is not in violation of its Certificate of Incorporation, its Bylaws, or of any indebtedness, mortgage, contract, lease, or other agreement or commitment.

(d) No Consents.  No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Effective Date, be obtained or made by TRQ prior to the Effective Date to authorize the execution, delivery and performance by TRQ of this Agreement or the Other Agreements.

(e) Capitalization.  TRQ is authorized by its Certificate of Incorporation to issue 200,000,000 shares of the TRQ Common Stock.  As of the date of this Agreement, there are 100 shares of the TRQ Common Stock duly and validly issued and outstanding, fully paid, and non-assessable.  Other than as disclosed herein, there are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the TRQ Common Stock or other securities or entitling anyone to acquire the TRQ Common Stock or other securities of TRQ

(f) Stock Ownership.  On the Effective Date, TRQ will have two stockholders, who are “accredited investors” as defined in the Securities Act, who will have good, absolute, and marketable title to 100 shares of the TRQ Common Stock as described herein, which constitute 100 percent of the issued and outstanding shares of the TRQ Common Stock.  TRQ has the complete and unrestricted right, power and authority to cause the Merger pursuant to this Agreement.  The delivery of the TRQ Common Stock to the Subsidiary as herein contemplated will vest in the Subsidiary good, absolute and marketable title to the shares of the TRQ Common Stock as described herein, free and clear of all liens, claims, encumbrances, and restrictions of every kind, except those restrictions imposed by applicable securities laws or this Agreement.

(g) Organization and Standing of TRQ.  TRQ is a duly organized and validly existing Delaware corporation in good standing, with all requisite corporate power and authority to carry on the Business as presently conducted in each of the jurisdictions where it is currently doing business.  TRQ has qualified to do business in the states reflected on Schedule 12(g) attached hereto.

(h) Employees.  TRQ has nine employees.

(i) Financial Statement.  TRQ has furnished Quality Resource Technologies and the Subsidiary an audited consolidated balance sheet of TRQ as of December 31, 2009, and the related consolidated statement of income and retained earnings for the period covered thereby and an unaudited consolidated balance sheet of TRQ as of March 31, 2010, and the related consolidated statement of income and retained earnings for the period covered thereby (collectively, the “Financial Statement”).  The Financial Statement (i) is in accordance with the books and records of TRQ; (ii) fairly presents the financial condition of TRQ at such dates and the results of its operations for the periods therein specified; (iii) was prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; and (iv) with respect to all contracts and commitments of TRQ, reflects adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income.  Specifically, but not by way of limitation, the Financial Statement discloses all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of TRQ on the dates therein specified (except such debts, liabilities, and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles).

(j) Present Status.  Since the dates reflected on the Financial Statement, except as reflected on Schedule 12(j) attached hereto, TRQ has not (i) incurred any material obligations or material liabilities, absolute, accrued, contingent, or otherwise, except current trade payables; (ii) discharged or satisfied any liens or encumbrances, or paid any obligations or liabilities, except current Financial Statement liabilities and current liabilities incurred since the dates reflected on the Financial Statement, in each case, in the ordinary course of business; (iii) declared or made any stockholder payment or distribution or purchased or redeemed any of its securities or agreed to do so; (iv) mortgaged, pledged, or subjected to lien, encumbrance, or charge any of its assets except as shall be removed prior to or at the Effective Date; (v) canceled any debt or claim; (vi) sold or transferred any assets of a material value except sales from inventory in the ordinary course of business; (vii) suffered any damage, destruction, or loss (whether or not covered by insurance) materially affecting its properties, business, or prospects; (viii) waived any rights of a material value; (ix) entered into any transaction other than in the ordinary course of business.  Further, since the dates reflected on the Financial Statement, except as reflected on Schedule 12(k) attached hereto, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets, liabilities, operations, or prospects of TRQ, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

(k) Tax Returns and Audits.  As of the date of this Agreement, except as reflected on Schedule 12(k) attached hereto, TRQ has duly filed all federal, state, and local tax returns as required to be filed by it (including, but not limited to, all payroll or other employment related tax returns), and has paid all federal, state and local taxes, including, but not limited to all payroll and employment taxes, required to be paid with respect to the periods covered by such returns.  Except as reflected on Schedule 12(k) attached hereto, TRQ has not been delinquent in the payment of any tax, assessment, or governmental charge, and has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the statute of limitations on the assessment or collection of any tax.

(l) Litigation.  Other than as reflected on Schedule 12(l) attached hereto, TRQ has disclosed all litigation, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending, threatened, or in prospect (or any basis therefor known to TRQ) with respect to TRQ, or any of its business, properties, or assets prior to the execution of this Agreement.  Except as reflected on Schedule 12(l) attached hereto, TRQ is not affected by any present or threatened strike or other labor disturbance or, to the best knowledge of TRQ, is any union attempting to represent any employee of TRQ as collective bargaining agent.  TRQ is not in material violation of, or in material default with respect to, any law, rule, regulation, order, judgment, or decree; nor is TRQ required to take any action in order to avoid such a violation or default.

(m) Compliance with Laws and Regulations.  Except as otherwise disclosed in Schedule 12(m) attached hereto, to the best knowledge of TRQ, TRQ is in material compliance, with all laws, ordinances, codes, restrictions, regulations (environmental and otherwise) and other legal requirements applicable to the conduct of the Business, the noncompliance with which would be likely to have a material adverse effect on the Business; and there are no lawsuits or proceedings pending or, to its best knowledge, threatened with respect to the foregoing.

(n) No Defaults.  Other than as reflected on Schedule 12(n) attached hereto, to the best knowledge of TRQ, TRQ is not in default under any provision, of any lease, contract, commitment, obligation, note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and no existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default, in either case, which default is or would be likely to have a material adverse effect on the Business.

(o) Permits and Approvals.  Except as otherwise disclosed on Schedule 12(o) attached hereto, to the best knowledge of TRQ, TRQ has all permits and approvals required for the conduct of the Business and is not in material default under any permit, approval or qualification, which default is likely to have a material adverse effect on TRQ or the Business, nor is there any existing condition which, with the giving of notice or the passage of time, or both, would constitute such a material default; (ii) other than those items listed on Schedule 12(o) attached hereto, no permit, approval or qualification of any government or governmental unit, agency, board, body or instrumentality, whether federal, state or local, is necessary for the conduct of the Business as same has been and is being conducted; and (iii) there is no lawsuit or proceeding pending or threatened with respect to any of the foregoing.

(p) Properties.  Except as reflected on Schedule 12(p) attached hereto, TRQ has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, other than as shown on the Financial Statement, including, but not limited to a tax lien for unpaid real estate taxes.  Moreover:

(i) No real property owned, leased, licensed, or used by TRQ lies in an area which is, or to the best knowledge of TRQ will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or their ownership, leasing, licensing, or use of that real property in the business in which TRQ is now engaged or the business in which it contemplates engaging.

(ii) The real and other properties and assets owned, leased, or licensed by TRQ constitute all such properties and assets which are necessary to the business of TRQ as presently conducted or as it contemplates conducting.

(q) Patents and Trademarks.  TRQ does not own or possess any copyrights, trademarks, trademark rights, patents, patent rights, and licenses with respect to the conduct of the Business.  Except as reflected on Schedule 12(q) attached hereto, to the best knowledge of TRQ, TRQ is not infringing upon or otherwise acting adversely to the rights of any person, under, or in respect to, any copyrights, trademarks, trademark rights, patents, patent rights, or licenses owned by any person or entity, and there is no claim or pending or threatened action with respect thereto.  TRQ has the unrestricted right to use (free and clear of any rights or claims of others) all trade secrets, customer lists, manufacturing and other processes incident to the manufacture, use or sale of any and all products presently sold by it.

(r) Compliance with Environmental Laws.  Except as otherwise disclosed on Schedule 12(r) attached hereto, to the best knowledge of TRQ, TRQ has not violated and is not in violation of the Federal Clean Air Act (42 U.S.C. 7401, et seq.), Federal Water Pollution Control Act (33 U.S.C. 1251, et seq.), the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901, et seq.), the Federal Comprehensive Environmental Responsibility, Clean Up and Liability Act of 1980 (42 U.S.C. 9601, et seq.), the Federal Toxic Substance Control Act of 1976 (15 U.S.C. 2601, et seq.) or any state or local laws or ordinances regulating the subjects covered by the federal statutes identified above, including rules and regulations thereunder.  Prior to the Effective Date, TRQ either directed, participated in and/or authorized that studies of the environmental status of TRQ’s properties and operations of the Business be prepared, which studies are listed or otherwise described in Schedule 12(r) hereto (collectively the “Studies”).  The Studies, as well as those other matters, correspondence, reports and the like disclosed in Schedule 12(r) hereto, have been delivered to Quality Resource Technologies and the counsel for Quality Resource Technologies and environmental consultants and are incorporated herein by reference as though set out herein.

(s) Absence of Certain Changes or Events.  Except as otherwise disclosed on Schedule 12(s) attached hereto, since March 31, 2010, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets (including cash and all accounts receivable), liabilities, operations, or prospects of TRQ, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

(t) Purchase and Outstanding Bids.  No purchase commitments of TRQ are in excess of normal, ordinary, and usual requirements of its business, or were made at any price in excess of the then current market price or contained terms and conditions more onerous than those usual and customary in the industry.

(u) Insurance Policies.  There are in full force all policies of fire, liability, and other forms of insurance pertaining to the properties and assets of TRQ.  Such policies are in an amount and against such losses and risks as are generally maintained by comparable businesses, copies of which have been delivered to Quality Resource Technologies upon the execution of this Agreement.

(v) Employment Contracts.  Except as disclosed in Schedule 12(v) hereto, TRQ has no employment contract, written or otherwise, with any employee or former employee.

(w) Compliance with Laws and Regulations.  To the best knowledge of TRQ, TRQ is in material compliance, with all laws, ordinances, codes, restrictions, regulations and other legal requirements applicable to the conduct of the Business, the noncompliance with which would be likely to have a material adverse effect on the Business; and there are no lawsuits or proceedings pending or, to its knowledge, threatened with respect to the foregoing.

(x) No Defaults.  To the best knowledge of TRQ, TRQ is not in default under any provision, of any lease, contract, commitment, obligation, note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and no existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default, in either case, which default is or would be likely to have a material adverse effect on the Business.

(y) Authority to Merge.  TRQ has all requisite power and authority to execute, deliver, and perform this Agreement.  All necessary corporate proceedings of TRQ have been duly taken to authorize the execution, delivery, and performance of this Agreement by TRQ.  This Agreement has been duly authorized, executed and delivered by TRQ; is the legal, valid, and binding obligation of TRQ; and is enforceable as to it in accordance with its terms subject to any laws relating to bankruptcy or any other similar laws.

No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration of filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by TRQ for the execution, delivery, or performance of this Agreement by TRQ.  No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which TRQ is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or bylaws of TRQ or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on TRQ or to which any of its operations, business, properties, or assets are subject.

(z) Records.  The books of account and minute books of TRQ are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

(aa) SEC Filings.  TRQ has had the opportunity to review and has reviewed all of the filings (the “SEC Filings”) of Quality Resource Technologies with the Securities and Exchange Commission (the “SEC”).

(bb) Representations and Warranties True and Complete.  All representations and warranties of TRQ in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Effective Date.

(cc) No Knowledge of Default.  TRQ has no knowledge that any representations and warranties of Quality Resource Technologies or the Subsidiary contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete or that Quality Resource Technologies or the Subsidiary is in default under any term or provision of this Agreement or the Other Agreements.

(dd) No Untrue Statements.  No representation or warranty by TRQ in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

(ee) Reliance.  The foregoing representations and warranties are made by TRQ with the knowledge and expectation that Quality Resource Technologies and the Subsidiary are placing complete reliance thereon.

13. Representations and Warranties of Quality Resource Technologies and the Subsidiary.  Where a representation contained in this Agreement is qualified by the phrase “to the best knowledge of Quality Resource Technologies or the Subsidiary” (or words of similar import), such expression means that, after having conducted a due diligence review, Quality Resource Technologies and the Subsidiary believe the statement to be true, accurate, and complete in all material respects.  Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known.  Quality Resource Technologies and the Subsidiary hereby represent and warrant to TRQ as follows:

(a) Power and Authority.  Quality Resource Technologies and the Subsidiary have full power and authority to execute, deliver and perform this Agreement and the Other Agreements.

(b) Authorization.  The execution, delivery and performance of this Agreement and the Other Agreements by Quality Resource Technologies and the Subsidiary have been duly authorized by all requisite corporate action.

(c) Binding Effect.  Upon execution and delivery by Quality Resource Technologies and the Subsidiary, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of Quality Resource Technologies and the Subsidiary enforceable against them in accordance with the terms hereof or thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) Effect.  Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by Quality Resource Technologies and the Subsidiary of their obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Certificate of Incorporation or Bylaws of Quality Resource Technologies or the Subsidiary or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of Quality Resource Technologies or the Subsidiary or necessary for the operation of the business of Quality Resource Technologies or the Subsidiary following the Effective Date or any other material contract, commitment, or other obligation to which Quality Resource Technologies or the Subsidiary is a party, or create or result in the creation of any encumbrance on any of the assets of Quality Resource Technologies or the Subsidiary.

(e) No Consents.  No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Effective Date, be obtained or made by Quality Resource Technologies and the Subsidiary prior to the Effective Date to authorize the execution, delivery and performance by Quality Resource Technologies and the Subsidiary of this Agreement or the Other Agreements.

(f) Access to Records.  Quality Resource Technologies and the Subsidiary shall afford TRQ and its attorneys, accountants, investment bankers and other representatives access, during normal business, to all of its business operations, properties, books, files, and records, and will cooperate in their examination thereof.  No such examination, however, shall constitute a waiver or relinquishment by TRQ of its right to rely upon covenants, representations, and warranties of Quality Resource Technologies and the Subsidiary made herein or pursuant hereto.  Until the Effective Date or the termination of this Agreement, whichever shall occur first, and after the termination of this Agreement in the event this Agreement does not close, TRQ will hold in confidence all information so obtained by TRQ as a result of such examination.

(g) Exchange Act Status.  Quality Resource Technologies has filed a Form 10 with the SEC (the “Form 10”) to register its shares of the Quality Resource Technologies Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the Effective Date, Quality Resource Technologies shall be current in all of its SEC Filings as required by the Exchange Act.  However, at the Effective Date, the Form 10 is not expected to be declared effective and the shares of the Quality Resource Technologies Common Stock registered under the Form 10 have not been released for trading.  Quality Resource Technologies shall take all reasonable steps to ensure the effectiveness of the Form 10 at the earliest practicable date.

(h) Financial Statement.  Quality Resource Technologies has furnished TRQ by means of the SEC Edgar web site containing the SEC Filings of Quality Resource Technologies an audited consolidated balance sheet of Quality Resource Technologies as of December 31, 2009, and the related consolidated statement of income and retained earnings for the period covered thereby (the “Quality Resource Technologies Financial Statement”).  The Quality Resource Technologies Financial Statement (i) is in accordance with the books and records of Quality Resource Technologies; (ii) fairly presents the financial condition of Quality Resource Technologies at such date and the results of its operations for the period therein specified; (iii) was prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; and (iv) with respect to all contracts and commitments of Quality Resource Technologies, reflects adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income.  Specifically, but not by way of limitation, the Quality Resource Technologies Financial Statement discloses all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of Quality Resource Technologies on the dates therein specified (except such debts, liabilities, and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles).

(i) Litigation.  Other than as reflected on the SEC Edgar web site containing the SEC Filings of Quality Resource Technologies, Quality Resource Technologies has disclosed all litigation, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending, threatened, or in prospect (or any basis therefor known to Quality Resource Technologies) with respect to Quality Resource Technologies, or any of its business, properties, or assets prior to the execution of this Agreement.  Except as reflected on the SEC Edgar web site containing the SEC Filings of Quality Resource Technologies, Quality Resource Technologies is not affected by any present or threatened strike or other labor disturbance or, to the best knowledge of Quality Resource Technologies, is any union attempting to represent any employee of Quality Resource Technologies as collective bargaining agent.  Quality Resource Technologies is not in material violation of, or in material default with respect to, any law, rule, regulation, order, judgment, or decree; nor is Quality Resource Technologies required to take any action in order to avoid such a violation or default.

(j) Compliance with Laws and Regulations.  Except as otherwise disclosed on the SEC Edgar web site containing the SEC Filings of Quality Resource Technologies, to the best knowledge of Quality Resource Technologies, Quality Resource Technologies is in material compliance, with all laws, ordinances, codes, restrictions, regulations (environmental and otherwise) and other legal requirements applicable to the conduct of its business, the noncompliance with which would be likely to have a material adverse effect on its business; and there are no lawsuits or proceedings pending or, to its best knowledge, threatened with respect to the foregoing.

(k) Absence of Certain Changes or Events.  Except as otherwise disclosed on the SEC Edgar web site containing the SEC Filings of Quality Resource Technologies, since March 31, 2010, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets (including cash and all accounts receivable), liabilities, operations, or prospects of Quality Resource Technologies, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

(l) No Disputes with Auditors.  As of the date of this Agreement, neither Quality Resource Technologies nor the Subsidiary has had any disputes with its auditors.

(m) Tax Returns and Audits.  As of the date of this Agreement, Quality Resource Technologies and the Subsidiary have duly filed all federal, state, and local tax returns as required to be filed by them (including, but not limited to, all payroll or other employment related tax returns), and have paid all federal, state and local taxes, including, but not limited to all payroll and employment taxes, required to be paid with respect to the periods covered by such returns.  Quality Resource Technologies and the Subsidiary have not been delinquent in the payment of any tax, assessment, or governmental charge, and have not had any tax deficiencies proposed or assessed against them and have not executed any waiver of the statute of limitations on the assessment or collection of any tax.  Quality Resource Technologies has delivered to TRQ all tax returns of Quality Resource Technologies and the Subsidiary for the last five years.

(n) Organization and Standing of Quality Resource Technologies.  Quality Resource Technologies is a duly organized and validly existing Delaware corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted.  Quality Resource Technologies has not qualified to do business in any other state.

(o) Subsidiaries.  Quality Resource Technologies has one subsidiary, namely, the Subsidiary, which is a duly organized and validly existing Delaware corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted, which is not qualified to do business in any other state.

(p) Capitalization of Quality Resource Technologies.  Quality Resource Technologies is authorized by its Certificate of Incorporation to issue 200,000,000 shares of the Quality Resource Technologies Common Stock of which 1,000,000 shares will be duly and validly issued and outstanding, fully paid, and non-assessable as of the Effective Date, and 10,000,000 shares of preferred stock, $0.01 par value per share, none of which will be issued or outstanding as of the Effective Date.  Other than as disclosed herein, there are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the Quality Resource Technologies Common Stock or other securities or entitling anyone to acquire the Quality Resource Technologies Common Stock or other securities of Quality Resource Technologies.

(q) Capitalization of the Subsidiary.  The Subsidiary is authorized by its Certificate of Incorporation to issue 200,000,000 shares of the Subsidiary Common Stock, one share of which will be duly and validly issued and outstanding, fully paid, and non-assessable as of the Effective Date, and 10,000,000 shares of preferred stock, $0.01 par value per share, none of which will be issued or outstanding as of the Effective Date.  Other than as disclosed herein, there are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the Subsidiary Common Stock or other securities or entitling anyone to acquire the Subsidiary Common Stock or other securities of the Subsidiary.

(r) Effect of the Transaction.  Following the Effective Date, Quality Resource Technologies shall have 15,000,000 shares of the Quality Resource Technologies Common Stock issued and outstanding, owned as follows: (a) 1,500,000 shares owned by the Quality Resource Technologies Stockholders before the Effective Date, and (b) 13,500,000 shares owned by the TRQ Stockholders.

(s) No Employees.  Quality Resource Technologies and the Subsidiary do not now have and will not have at the Effective Date any employees.

(t) No Employment Contracts.  Quality Resource Technologies and the Subsidiary, as of the Effective Date, shall have no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other parties, and shall have terminated all outstanding and unexercised warrants and options to purchase shares of the Quality Resource Technologies Common Stock.

(u) No Benefit Plans.  Quality Resource Technologies and the Subsidiary have no insurance or employee benefit plans whatsoever.

(v) No Powers of Attorney.  Quality Resource Technologies and the Subsidiary have no outstanding powers or attorney and no obligations concerning its performance hereunder.

(w) Compliance.  Quality Resource Technologies shall cause Quality Resource Technologies and the Subsidiary and their officers and employees to comply with all applicable provisions of this Agreement.

(x) Representations and Warranties of True and Complete.  All representations and warranties of Quality Resource Technologies and the Subsidiary in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Effective Date.

(y) No Knowledge of Default.  Quality Resource Technologies and the Subsidiary have no knowledge that any of the representations and warranties of TRQ contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete in any respect or that TRQ are in default under any term or provision of this Agreement or the Other Agreements.

(z) No Untrue Statements.  No representation or warranty by Quality Resource Technologies and the Subsidiary in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

(aa) Reliance.  The foregoing representations and warranties are made by Quality Resource Technologies and the Subsidiary with the knowledge and expectation that TRQ is placing complete reliance thereon.

14. Conditions Precedent to Obligations of Quality Resource Technologies and the Subsidiary.  All obligations of Quality Resource Technologies and the Subsidiary under this Agreement are subject to the fulfillment, prior to or at the Effective Date, of the following conditions:

(a) Representations and Warranties True at the Effective Date.  The representations and warranties of TRQ herein shall be deemed to have been made again as of the Effective Date, and then be true and correct, subject to any changes contemplated by this Agreement.  TRQ shall have performed all of the obligations to be performed by it hereunder on or prior to the Effective Date.

(b) Proof of Authority.  The counsel for Quality Resource Technologies shall have received evidence reasonably sufficient to such counsel that TRQ has all requisite authorizations necessary for consummation by TRQ of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(c) No Orders.  There has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(d) Directors and Officers Insurance.  Following the Effective Date, the currently existing directors and officers insurance with respect to the directors and officers of Quality Resource Technologies, if any, shall be maintained in full force and effect for a minimum period of three years from the Effective Date, keeping intact all prior acts of Quality Resource Technologies, as well acts occurring after the Effective Date.

(e) Deliveries at the Effective Date.  TRQ shall have delivered to Quality Resource Technologies and the Subsidiary at the Effective Date all of the documents required to be delivered hereunder.

(f) Certificates of Good Standing.  TRQ shall have delivered to Quality Resource Technologies certificates or telegrams issued by appropriate governmental authorities evidencing the good standing of TRQ as of a date not more than 10 days prior to the Effective Date, in the State of Delaware and in each state where TRQ is qualified to do business.

(g) Opinion of Counsel.  TRQ shall have delivered at the Effective Date to Quality Resource Technologies an opinion of its counsel dated as of date of the Effective Date in form and substance reasonably satisfactory to Quality Resource Technologies and its counsel, to the effect that (i) TRQ is a duly and validly organized and existing corporation in good standing under the laws of the State of Delaware, and in each state where TRQ may be qualified as a foreign corporation, with full corporate power to carry on the business in which it is engaged; (ii) the performance of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or violation of any terms or provisions of or cause a default under the Certificate of Incorporation or Bylaws of TRQ or, to TRQ’s said counsel best knowledge and belief any order, rule, or regulation of any court, governmental agency or body having jurisdiction over TRQ, or any of its activities, properties, any statute, indenture, mortgage, deed of trust, lease, loan agreement, security agreement, or other agreement or instrument known to said counsel, to which TRQ is a party or by which it is bound or to which any of its property is subject; (iii) no provision of the Certificate of Incorporation, Bylaws, minutes or share certificates of TRQ or, to TRQ’s said counsel’s best knowledge and belief, any contract to which TRQ is a party or otherwise bound or affected, prevents the TRQ Stockholders from delivering good, absolute, and marketable title to the TRQ Common Stock to Quality Resource Technologies as contemplated by this Agreement; (iv) TRQ is authorized by its Certificate of Incorporation to issue 200,000,000 shares of the TRQ Common Stock and 10,000,000 shares of preferred stock; (v) that as of the date of this Agreement, there were 100 shares of the TRQ Common Stock duly and validly issued and outstanding, fully paid, and non-assessable and no shares of preferred stock issued or outstanding; (vi) as of the Effective Date, all shares of the TRQ Common Stock were held by two TRQ Stockholders each of whom is an “accredited investors” as defined in the Securities Act, and subject to the terms of the Merger as of the Effective Date; (vii) to the best knowledge and belief of such counsel the issuance and sale of the TRQ Common Stock did not violate the Securities Act, or the rules and regulations of the SEC thereunder, or applicable state securities or Blue Sky Laws, and that TRQ has no other authorized or outstanding series or class of capital stock or other securities; and (viii) such counsel has no knowledge of any litigation, proceeding, or governmental investigation or labor dispute pending or threatened against or relating to TRQ, its properties or businesses, except as set forth herein or in said opinion.

(h) Resolutions.  The counsel for Quality Resource Technologies shall have received certified resolutions of a meeting of the Board of Directors of TRQ and the TRQ Stockholders pursuant to which this Agreement and the transactions contemplated hereby were duly and validly approved, adopted and ratified by the Board of Directors of TRQ and the TRQ Stockholders, all in form and content satisfactory to such counsel, authorizing (i) the execution, delivery and performance of this Agreement, (ii) such other documents and instruments as shall be necessary to consummate the transactions contemplated hereby and thereby, and (iii) all actions to be taken by TRQ hereunder.

(i) Certification.  TRQ shall have delivered to Quality Resource Technologies at the Effective Date a certificate dated as of the Effective Date, executed by TRQ, certifying that the conditions specified in this Paragraph 14 have been fulfilled.

(j) Other Matters.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to Quality Resource Technologies and the Subsidiary and their counsel, whose approval shall not be unreasonably withheld.

15. Conditions Precedent to Obligations of TRQ.  All obligations of TRQ under this Agreement are subject to the fulfillment, prior to or at the Effective Date, of the following conditions:

(a) Representations and Warranties True at Effective Date.  The representations and warranties of Quality Resource Technologies and the Subsidiary herein shall be deemed to have been made again at the Effective Date, and then be true and correct, subject to any changes contemplated by this Agreement.  Quality Resource Technologies and the Subsidiary shall have performed all of the obligations to be performed by Quality Resource Technologies and the Subsidiary hereunder on or prior to the Effective Date.

(b) Proof of Authority.  The counsel for TRQ shall have received evidence reasonably sufficient to such counsel that Quality Resource Technologies and the Subsidiary have all requisite authorizations necessary for consummation by Quality Resource Technologies and the Subsidiary of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation that might reasonably be expected to result in any such injunction or order is pending.

(c) SEC Filings.  Quality Resource Technologies shall be current in all of the SEC Filings as of the Effective Date.

(d) No Disputes with Auditors.  As of the Effective Date, neither Quality Resource Technologies nor the Subsidiary shall have had any disputes with its auditors.

(e) Proof of Election of and Resignations.  On the Effective Date, Quality Resource Technologies shall deliver proof of the election of the persons selected by TRQ to the Board of Directors of Quality Resource Technologies and as President of Quality Resource Technologies, as well as the resignations of all of those persons who were the officers and directors of Quality Resource Technologies before the Effective Date and following the election of the persons selected by TRQ as described herein.

(f) Opinion of Counsel.  Quality Resource Technologies and the Subsidiary shall have delivered at the Effective Date to TRQ an opinion of their counsel dated as of date of the Effective Date in form and substance reasonably satisfactory to TRQ and its counsel, to the effect that (i) each of Quality Resource Technologies and the Subsidiary is a duly and validly organized and existing corporation in good standing under the laws of the state of its organization, with full corporate power to carry on the business in which it is engaged; (ii) the performance of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or violation of any terms or provisions of or cause a default under the Certificate of Incorporation, as amended, or Bylaws, as amended, of Quality Resource Technologies or the Subsidiary or to said counsel’s knowledge and belief, any order, rule, or regulation of any court, governmental agency or body having jurisdiction over Quality Resource Technologies or the Subsidiary or any of their activities, properties, any statute, indenture, mortgage, deed of trust, lease, loan agreement, security agreement, or other agreement or instrument known to said counsel, to which they are a party or by which they are bound or to which any of their property is subject; and (iii) no provision of the Certificate of Incorporation, as amended, Bylaws, as amended, minutes or share certificates of Quality Resource Technologies or the Subsidiary or, to their said counsel’s knowledge and belief, any contract to which either Quality Resource Technologies or the Subsidiary is a party or otherwise bound or affected, prevents Quality Resource Technologies and the Subsidiary from performing their obligations as contemplated by this Agreement.

(g) No Orders.  There has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(h) Deliveries at the Effective Date.  Quality Resource Technologies and the Subsidiary shall have delivered to TRQ at the Effective Date all of the documents required to be delivered hereunder.

(i) Certificates of Good Standing.  Quality Resource Technologies and the Subsidiary shall have delivered to TRQ certificates or telegrams issued by appropriate governmental authorities evidencing the good standing of Quality Resource Technologies and the Subsidiary as of a date not more than 10 days prior to the Effective Date, in the State of Delaware, respectively and in each state where Quality Resource Technologies and the Subsidiary are qualified to do business.

(j) Resolutions.  The counsel for TRQ shall have received certified resolutions of a meeting of the Board of Directors of Quality Resource Technologies and the Subsidiary and the stockholder of the Subsidiary pursuant to which this Agreement and the transactions contemplated hereby were duly and validly approved, adopted and ratified by the Board of Directors of Quality Resource Technologies and the Subsidiary and the stockholder of the Subsidiary, all in form and content satisfactory to such counsel, authorizing (i) the execution, delivery and performance of this Agreement, (ii) such other documents and instruments as shall be necessary to consummate the transactions contemplated hereby and thereby, and (iii) all actions to be taken by Quality Resource Technologies and the Subsidiary hereunder.

(k) Certification.  Quality Resource Technologies and the Subsidiary shall have delivered to TRQ at the Effective Date a certificate dated as of the Effective Date, executed by Quality Resource Technologies and the Subsidiary, certifying that the conditions specified in this Paragraph 15 have been fulfilled.

(l) Other Matters.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to TRQ and its counsel, whose approval shall not be unreasonably withheld.

16. The Nature and Survival of Representations, Covenants and Warranties.  All statements and facts contained in any memorandum, certificate, instrument, or other document delivered by or on behalf of the parties hereto for information or reliance pursuant to this Agreement, shall be deemed representations, covenants and warranties by the parties hereto under this Agreement.  All representations, covenants and warranties of the parties shall survive the Effective Date and all inspections, examinations, or audits on behalf of the parties, shall expire 18 months after the Effective Date.

17. Records of TRQ.  For a period of five years following the Effective Date, the books of account and records of TRQ pertaining to all periods prior to the Effective Date shall be available for inspection by the TRQ Stockholders for use in connection with tax audits.

18. Destruction of Property.  If, on or before the Effective Date, any substantial portion of the fixed assets of any of the parties hereto shall suffer a loss of fire, flood, tornado, hurricane, riot, accident or other calamity, whether or not insured, to such an extent that in the opinion of Quality Resource Technologies there will be such a delay in repairing or replacing said assets so as to materially affect the future operations of any such party, then the other parties hereto may, at their sole option, terminate this Agreement without cost, expense, or liability to any party.

19. Default by Quality Resource Technologies or the Subsidiary.  If TRQ does not default hereunder and either of Quality Resource Technologies or the Subsidiary defaults hereunder, TRQ may elect to terminate this Agreement as well as any other agreement executed by TRQ in connection with the transactions contemplated by this Agreement, including but not limited to any independent nondisclosure agreement or any other independent agreements, whereupon no party shall be liable to the others hereunder, or TRQ may assert any remedy, including specific performance, which TRQ may have by reason of any such default.  From and after the Effective Date, subject to the terms and provisions hereof, in the event of a breach by any party of the terms of this Agreement or any obligation of a party which survives the Effective Date, the non-defaulting party may assert any remedy, either at law or in equity to which such non-defaulting party may be entitled.

20. Default by TRQ.  If Quality Resource Technologies and the Subsidiary do not default hereunder and TRQ defaults hereunder, Quality Resource Technologies may elect to terminate this Agreement as well as any other agreement executed by Quality Resource Technologies and the Subsidiary in connection with the transactions contemplated by this Agreement, including but not limited to any independent nondisclosure agreement or any other independent agreements, whereupon no party shall be liable to the others hereunder, or Quality Resource Technologies and the Subsidiary may assert any remedy, including specific performance, which Quality Resource Technologies and the Subsidiary may have by reason of any such default of TRQ.  From and after the Effective Date, subject to the terms and provisions hereof, in the event of a breach by any party of the terms of this Agreement or any obligation of a party which survives the Effective Date, the non-defaulting party may assert any remedy, either at law or in equity, to which such non-defaulting party may be entitled.

21. Cooperation.  The parties hereto will each cooperate with the other, at the other’s request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, disputes with other persons or governmental inquiries or investigations involving the parties hereto or the transactions contemplated hereby.

22. Further Conveyances and Assurances.  After the Effective Date, each of the parties hereto will, without further cost or expense to, or consideration of any nature from any other party hereto, execute and deliver, or cause to be executed and delivered, to the other parties, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other parties may reasonably request as more completely to consummate the transactions contemplated hereby.

23. Effective Date.  The Effective Date of the Merger contemplated hereunder shall be on or before October 5, 2010, subject to acceleration or postponement from time to time as the parties hereto may mutually agree.  The closing of the Merger shall be conducted by electronic communications at 2:00 p.m. Houston, Texas time on the Effective Date, unless another hour or place is mutually agreed upon by the parties hereto, at which time the Certificate of Merger for the Subsidiary and TRQ shall be filed with the State of Delaware as described herein.

24. Deliveries on the Effective Date by TRQ.  Following the filing of the Certificate of Merger for the Subsidiary and TRQ as described herein, on the Effective Date, TRQ shall deliver all documents and certifications required to be delivered hereunder.

All documents reflecting any actions taken, received or delivered pursuant to this Paragraph 24 shall be reasonably satisfactory in form and substance to Quality Resource Technologies and the Subsidiary and their counsel.

25. Deliveries on the Effective Date by Quality Resource Technologies and the Subsidiary.  Following the filing of The Certificate of Merger for the Subsidiary and TRQ as described herein, on the Effective Date, Quality Resource Technologies and the Subsidiary shall deliver shall deliver all documents and certifications required to be delivered hereunder.

All documents reflecting any actions taken, received or delivered pursuant to this Paragraph 25 shall be reasonably satisfactory in form and substance to TRQ and its counsel.

26. No Assignment.  This Agreement shall not be assignable by any party without the prior written consent of the other parties, which consent shall be subject to such party’s sole, absolute and unfettered discretion.

27. Mediation and Arbitration.  All disputes arising or related to this Agreement must exclusively be resolved first by mediation with a mediator selected by the parties, with such mediation to be held in New York County, New York.  If such mediation fails, then any such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration proceeding commences, except that (a) Delaware law and the Federal Arbitration Act must govern construction and effect, (b) the locale of any arbitration must be in New York County, New York, and (c) the arbitrator must with the award provide written findings of fact and conclusions of law.  Any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator or the arbitrator’s determination of the merits of the controversy.  The exercise of such arbitration rights by any party will not preclude the exercise of any self-help remedies (including without limitation, setoff rights) or the exercise of any non-judicial foreclosure rights.  An arbitration award may be entered in any court having jurisdiction.

28. Attorneys’ Fees.  In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement, the parties hereby covenant and agree that the party who is found to be in breach of this Agreement shall also be liable for all reasonable attorneys’ fees and costs of court incurred by the other parties.  Provided, however, in the event that there has been no breach of this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses (including any fees or disbursements of its counsel, accountants, brokers, investment bankers, and finders fees).

29. Benefit.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

30. Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to Quality Resource Technologies and the Subsidiary, addressed to Mr. David A. Grossman at 6002 Rogerdale Road, Suite 500, Houston, Texas 77072, telephone (713) 961-9299, telecopier (713) 482-0999, and e-mail Info@balticintl.com; and if to TRQ, addressed to Mr. James Solano, 448 North Cedar Bluff Road, Knoxville, Tennessee 37923, telephone (516) 764-4143, telecopier (516) 589-1103, and email allenvte@gmail.com.  Any party hereto may change its address upon 10 days’ written notice to any other party hereto.

31. Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

32. Waiver.  No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

33. Cumulative Rights.  The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

34. Invalidity.  In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

35. Headings.  The headings used in this Agreement are for convenience and reference only and in no way define, limit, amplify or describe the scope or intent of this Agreement, and do not affect or constitute a part of this Agreement.

36. Excusable Delay.  The parties shall not be obligated to perform and shall not be deemed to be in default hereunder, if the performance of a non-monetary obligation required hereunder is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, war or war-like action (whether actual, impending or expected and whether de jure or de facto), acts of terrorists, arrest or other restraint of government (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government or public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

37. No Third-Party Beneficiary.  Any agreement to pay an amount and any assumption of liability contained in this Agreement, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

38. Time of the Essence.  Time is of the essence of this Agreement.

39. Incorporation by Reference.  The Attachments and Schedules to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

40. Press Releases and Public Announcements.  No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Effective Date without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its efforts to advise the other parties prior to making the disclosure).

41. Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile transmission or PDF copy of this signed Agreement shall be legal and binding on all parties hereto.

42. Controlling Agreement.  In the event of any conflict between the terms of this Agreement or any of the Other Agreements or exhibits referred to herein, the terms of this Agreement shall control.

43. Law Governing; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflicts of laws provisions thereof.  Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in New York County, New York, as well as of the Courts of the State of New York in New York County, New York over any suit, action or proceeding arising out of or relating to this Agreement.  Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

44. Entire Agreement.  This instrument and the attachments hereto contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Plan of Merger as of October 5, 2010.

QUALITY RESOURCE TECHNOLOGIES, INC.
By: /s/ David A. Grossman
David A. Grossman, Chief Executive Officer

QRT ACQUISITION COMPANY
By: /s/ David A. Grossman
David A. Grossman, Chief Executive Officer

TRQ, INC.
By: /s/ James Solano
James Solano, Chief Executive Officer

Attachments:
Attachment A                                Subscription Agreement
Attachment B                                Certificate of Incorporation of TRQ, Inc.
Attachment C                                Bylaws of TRQ, Inc.

Schedules:
Schedule 12(c)                                Violations of Various Documents
Schedule 12(g)                                States in which TRQ is Qualified to do Business
Schedule 12(j)                                Change in Present Status
Schedule 12(k)                                Tax Return Deficiencies
Schedule 12(l)                                Litigation
Schedule 12(m)                                Material Violations
Schedule 12(n)                                Defaults
Schedule 12(o)                                Failure to have all Permits and Approvals
Schedule 12(p)                                Properties
Schedule 12(q)                                Patents and Trademarks
Schedule 12(r)                                Compliance with Environmental Laws
Schedule 12(s)                                Absence of Certain Changes or Events
Schedule 12(v)                                Employment Contracts

ATTACHMENT A
SUBSCRIPTION AGREEMENT

QUALITY RESOURCE TECHNOLOGIES, INC.

SUBSCRIPTION AGREEMENT

Quality Resource Technologies, Inc.
6002 Rogerdale Road, Suite 500
Houston, Texas 77072

Re:   Offering of Common Stock Pursuant to a Plan of Merger

Gentlemen:

1. Subscription.  The undersigned TRQ Stockholder hereby applies to accept shares of the common stock, $0.01 par value per share (the “Quality Resource Technologies Common Stock”) of Quality Resource Technologies, Inc., a Delaware corporation (the “Company”) indicated below in accordance with the terms of this Subscription Agreement and the private placement relating to that certain Plan and Agreement of Triangular Merger between Quality Resource Technologies, Inc., QRT Acquisition Company and TRQ, Inc. dated October 4, 2010 (the “Plan of Merger”).  The undersigned TRQ Stockholder is a stockholder of TRQ, Inc., a Delaware corporation, and pursuant to the Plan of Merger and the Merger shall receive ________ shares of the Quality Resource Technologies Common Stock in exchange for all of his ________ shares of common stock in TRQ, Inc., $0.01 par value per share (the “TRQ Common Stock”).  All capitalized terms which are not otherwise defined herein shall have the meaning ascribed to such terms as defined in the Plan of Merger.

2. Representations and Warranties of the TRQ Stockholder.  The undersigned TRQ Stockholder represents and warrants as follows:

(a) The undersigned TRQ Stockholder has received information provided to him in writing by the Company, or information from books and records of the Company, as specified below.  The undersigned TRQ Stockholder understands that all documents, records and books pertaining to this investment have been made available for inspection by him, his attorney and/or his accountant and/or his “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the books and records of the Company will be available, upon reasonable notice, for inspection by TRQ Stockholders during reasonable business hours at the Company’s principal place of business.  The undersigned TRQ Stockholder and/or his advisers have had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Merger, and all such questions have been answered to the full satisfaction of the undersigned TRQ Stockholder.  No oral representations have been made and, to the extent oral information has been furnished to the undersigned TRQ Stockholder or his advisers in connection with the Merger, such information was consistent with all written information furnished.

(b) Specifically, the undersigned TRQ Stockholder was provided with access to the Company’s filings with the Securities and Exchange Commission, including the following:

(i) The Company’s Form 10 registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii) A brief description of the securities being offered, the terms of the Merger, and any material changes in the Company’s affairs that are not disclosed in the documents furnished.

(c) The undersigned TRQ Stockholder (i) has adequate means of providing for his current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the economic risks of an investment in the Quality Resource Technologies Common Stock for an indefinite period, and (iv) at the present time, could afford a complete loss of such investment.

(d) The undersigned TRQ Stockholder recognizes that the Quality Resource Technologies Common Stock as an investment involves special risks, including those disclosed to the undersigned TRQ Stockholder by the Company.\

(e) The undersigned TRQ Stockholder understands that the shares of the Quality Resource Technologies Common Stock have not been nor will be registered under the Securities Act or the securities laws of any state, in reliance upon an exemption therefrom for non-public offerings.  The undersigned TRQ Stockholder understands that the shares of the Quality Resource Technologies Common Stock received by him must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.  The undersigned TRQ Stockholder further understands that the Company has not agreed and is under no obligation to register the Quality Resource Technologies Common Stock on his behalf or to assist him in complying with any exemption from registration.

(f) The shares of the Quality Resource Technologies Common Stock are being accepted solely for his own account for investment and not for the account of any other person and not for distribution, assignment, or resale to others and no other person has a direct or indirect beneficial interest in the shares of the Quality Resource Technologies Common Stock.  The undersigned TRQ Stockholder or his advisers have such knowledge and experience in financial, tax, and business matters to enable him to utilize the information made available to him in connection with the Merger to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(g) The undersigned TRQ Stockholder, if a corporation, partnership, trust, or other entity, is authorized and otherwise duly qualified to purchase and hold the Quality Resource Technologies Common Stock.

(h) All information which the undersigned TRQ Stockholder has provided to the Company concerning himself, his financial position, and his knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to his subscription being accepted, he will immediately provide the Company with such information.

(i) The undersigned TRQ Stockholder understands and agrees that the following restrictions and limitations are applicable to his purchase and his resales, hypothecations or other transfers of the Quality Resource Technologies Common Stock pursuant to Regulation D under the Securities Act:

(i) The undersigned TRQ Stockholder agrees that the shares of the Quality Resource Technologies Common Stock shall not be sold, pledged, hypothecated or otherwise transferred unless the shares of the Quality Resource Technologies Common Stock are registered under the Securities Act, and the securities laws of any state or is exempt therefrom;

(ii) A legend in substantially the following form has been or will be placed on any certificate(s) or other document(s) evidencing the shares of the Quality Resource Technologies Common Stock:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(iii) Stop transfer instructions to the transfer agent of the Quality Resource Technologies Common Stock have been or will be placed with respect to the Quality Resource Technologies Common Stock so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (ii) above; and

(iv) The legend and stop transfer instructions described in subparagraphs (ii) and (iii) above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by the undersigned TRQ Stockholder of certificate(s) or other document(s) for transfer.

(j) The undersigned TRQ Stockholder understands that neither the Securities and Exchange Commission nor the securities commission of any state has made any finding or determination relating to the fairness for public investment in the Quality Resource Technologies Common Stock and that the Securities and Exchange Commission as well as the securities commission of any state will not recommend or endorse any offering of securities.

(k) The undersigned TRQ Stockholder acknowledges and is aware that it never has been represented, guaranteed, or warranted to him by the Company, its directors, officers, agents or employees, or any other person, expressly or by implication, that the limited past performance or experience on the part of the Company, or any future projections will in any way indicate the predictable results of the ownership of the Quality Resource Technologies Common Stock or of the overall financial performance of the Company.

(l) The undersigned TRQ Stockholder acknowledges that ___________________________ (complete if applicable) has acted as the “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act, and (i) that he can bear the economic risk of this investment; (ii) he has relied upon the advice of the Purchaser Representative as to the merits of an investment in the Company and the suitability of such investment for the undersigned TRQ Stockholder; and (iii) the Purchaser Representative has confirmed to him, in writing, any past, present or future material relationship, actual or contemplated, between the Purchaser Representative or its affiliates and the Company or its affiliates.

(m) The undersigned TRQ Stockholder acknowledges that the Company has made available to him or the Purchaser Representative, if any, or other personal advisers the opportunity to obtain additional information to verify the accuracy of the information furnished to him and to evaluate the merits and risks of this investment.

(n) The undersigned TRQ Stockholder confirms that he has consulted with the Purchaser Representative, if any, or other personal advisers and that the Purchaser Representative or other advisers have analyzed the information furnished to him and the documents relating thereto on his behalf and have advised him of the business and financial aspects and consequences of and potential liabilities associated with his investment in the Quality Resource Technologies Common Stock.  The undersigned TRQ Stockholder represents that he has made other risk capital investments or other investments of a speculative nature, and by reason of his business and financial experience and of the business and financial experience of those persons he has retained to advise him with respect to investments of this nature.  In reaching the conclusion that he desires to acquire the Quality Resource Technologies Common Stock, the undersigned TRQ Stockholder has carefully evaluated his financial resources and investments and acknowledges that he is able to bear the economic risks of this investment.

(o) The undersigned TRQ Stockholder acknowledges that all information made available to him and/or the Purchaser Representative, if any, and/or personal advisers in connection with his investment in the Quality Resource Technologies Common Stock, including the information furnished to him, is and shall remain confidential in all respects and may not be reproduced, distributed or used for any other purpose without the prior written consent of the Company.

(p) The undersigned TRQ Stockholder is an “Accredited Investor” as defined in Rule 501(a) of the Securities Act.

3. Indemnification.  The undersigned TRQ Stockholder agrees to indemnify and hold harmless the Company and its affiliates from and against all damages, losses, costs, and expenses (including reasonable attorneys’ fees) which they may incur by reason of the failure of the undersigned TRQ Stockholder to fulfill any of the terms or conditions of this subscription, or by reason of any breach of the representations and warranties made by the undersigned TRQ Stockholder herein, or in any document provided by the undersigned TRQ Stockholder to the Company.

4. Survival.  The foregoing representations, warranties and undertakings are made with the intent that they may be relied upon in determining the undersigned TRQ Stockholder’s suitability as a stockholder in the Company and the undersigned TRQ Stockholder hereby agrees that such representations and warranties shall survive his acceptance of the Quality Resource Technologies Common Stock in connection with the Merger.  The undersigned TRQ Stockholder hereby acknowledges and agrees that he is not entitled to cancel, terminate or revoke this Subscription Agreement, or any agreements hereunder, and that this Subscription Agreement and such agreements shall survive (a) changes in the transactions, documents, and instruments previously furnished to the undersigned TRQ Stockholder which are not materially adverse, and (b) the undersigned TRQ Stockholder’s death or disability.

5. Incorporation by Reference.  The Plan of Merger and all other agreements or documents referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

6. Notices.  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned TRQ Stockholder or to the Company at the respective addresses set forth herein.

7. Miscellaneous.

(a) Notwithstanding any of the representations, warranties, acknowledgments, or agreements made herein by the undersigned TRQ Stockholder, the undersigned TRQ Stockholder does not thereby or in any other manner waive any rights granted to the undersigned TRQ Stockholder under federal or state securities laws.

(b) Words of any gender used in this Subscription Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

(c) In the event of any conflict between the terms of this Subscription Agreement or the Plan of Merger, the terms of the Plan of Merger shall control.

(d) This Subscription Agreement contains the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

(e) This Subscription Agreement shall be enforced, governed, and construed in all respects in accordance with the laws of the State of Texas and all obligations hereunder shall be deemed performable in Harris County, Texas.

IN WITNESS WHEREOF, I have executed this Subscription Agreement as of the ____ day of October, 2010.

(Signature)

(Print or Type Name)

Social Security Number

Address

umber of Shares of TRQ Common Stock Held

Subscription Accepted this ____ day of October, 2010.

QUALITY RESOUCE TECHNOLOGIES, INC.

By
David A. Grossman, Chief Executive Officer

ATTACHMENT B
CERTIFICATE OF INCORPORATION OF TRQ, INC.

(See Exhibits 3.7 and 3.8 to Form 10)

ATTACHMENT B
BYLAWS OF TRQ, INC.

(See Exhibit 3.9 to Form 10)

Schedule 12(c)
Violations of Various Documents

None.

Schedule 12(g)
States in which TRQ is Qualified to do Business

None.

Schedule 12(j)
Change in Present Status

None.

Schedule 12(k)
Tax Return Deficiencies

None.

Schedule 12(l)
Litigation

None.

Schedule 12(m)
Material Violations

None.

Schedule 12(n)
Defaults

None.

Schedule 12(o)
Failure to have all Permits and Approvals

None.

Schedule 12(p)
Properties

None.

Schedule 12(q)
Patents and Trademarks

None.

Schedule 12(r)
Compliance with Environmental Laws

None.

Schedule 12(s)
Absence of Certain Changes or Events

None.

Schedule 12(v)
Employment Contracts

None.